Exhibit 3.2

GENER8 MARITIME, INC.
AMENDED AND RESTATED BYLAWS
EFFECTIVE AS OF                         , 2015

ARTICLE I

SHAREHOLDERS

Section 1.1                                    ANNUAL MEETINGS.  An annual meeting of shareholders shall be held for the election of directors at such date, time and place either within or without the Marshall Islands as may be designated by the Board of Directors from time to time or as may be otherwise required by the articles of incorporation. Any other proper business may be transacted at the annual meeting.

Section 1.2                                    SPECIAL MEETINGS.  Special meetings of shareholders may be called at any time by the Board of Directors, to be held at such date, time and place either within or without the Marshall Islands as may be stated in the notice of the meeting or as may be otherwise required by the articles of incorporation. The business transacted at any special meeting shall be limited to the purposes stated in the notice.  If the chairman of the special meeting determines that business was not properly brought before the special meeting in accordance with the procedures contained in the Bylaws and articles of incorporation, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 1.3                                    NOTICE OF MEETINGS.  Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and indicate that it is being issued by or at the direction of the person or persons calling the meeting. Unless otherwise provided by law, the written notice of any meeting shall be given not less than fifteen (15) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation.

Section 1.4                                    ADJOURNMENTS.  Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and unless the meeting was adjourned for lack of a quorum notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the meeting is adjourned for lack of quorum, notice of the new meeting shall be given to each shareholder of record entitled to vote at the meeting. If after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under Section 1.3 of these Bylaws.

Section 1.5                                    QUORUM.  At each meeting of shareholders, except where otherwise provided by law or the articles of incorporation or these Bylaws, the holders of a majority of the outstanding shares entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. In the absence of a quorum, the majority of the shareholders present either in person or by proxy shall have the power to adjourn the meeting from time to time in the manner provided by Section 1.4 of these Bylaws until a quorum shall attend.

Section 1.6                                    ORGANIZATION.  Meetings of shareholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the President, or in the absence of the President by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by any director or officer of the Corporation selected by a majority of members of the Board present at such meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7                                    VOTING; PROXIES.  Unless otherwise provided in the articles of incorporation, each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of stock held by such shareholder which has voting power upon the matter in question. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it is entitled “irrevocable proxy” and it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient under the law of the Marshall Islands to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of shareholders need not be by written ballot, and voting at meetings of shareholders need not be conducted by inspectors unless any holder of outstanding shares entitled to vote thereon present in person or by proxy at such meeting shall so request. At all meetings of shareholders for the election of directors a plurality of the votes cast shall be sufficient to elect. With respect to other matters, unless otherwise provided by law or by the articles of incorporation, the majority of the votes cast at a meeting of shareholders by the holders of the shares entitled to vote thereon shall be the act of the shareholders. Where a separate vote by class is required, the affirmative votes cast by the holders of a majority of the shares of each class casting votes who are present in person or represented by proxy at the meeting shall be the act of such class, except as otherwise provided by law or by the articles of incorporation or these Bylaws.

Section 1.8                                    NOTICE OF NOMINATION.  Nominations for the election of directors may be made by the Board of Directors (or any duly authorized committee thereof) or by any shareholder entitled to vote for the election of directors. Nominations by other than action of the Board of Directors (or any duly authorized committee thereof) shall be made by notice in proper written form pursuant to Section 1.12 hereof, delivered or mailed by first class mail, postage prepaid, to the Secretary of the Corporation not less than one hundred fifty (150) days nor more than one hundred eighty (180) days prior to the first anniversary date of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the shareholder will be considered timely if it is delivered not earlier than the 180th day prior to such annual meeting and not later than the close of business on the later of the 150th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

Section 1.9                                    FIXING DATE FOR DETERMINATION OF SHAREHOLDERS OF RECORD.  In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or to express consent to or dissent from any proposal without a meeting, or entitled to receive payments of any dividend or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than fifteen (15) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day preceding the day on which notice is first given; and (2) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 1.10                             ACTION BY UNANIMOUS WRITTEN CONSENT.  Any action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 1.11                             NATURE OF BUSINESS AT ANNUAL MEETINGS OF SHAREHOLDERS.  (a)  No business may be transacted at an annual meeting of shareholders, other than business that is either (x) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof); (y) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (z) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date notice is given as provided for in Section 1.3 and has remained a shareholder of record through the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in Section 1.8 and this Section 1.11.

(b)                                 In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form pursuant to Section 1.12 hereof, delivered or mailed by first class mail, postage prepaid, to the Secretary of the Corporation.

(c)                                  To be timely, a shareholder’s notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred fifty (150) days nor more than one hundred eighty (180) days prior to the first anniversary date of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the shareholder will be considered timely if it is delivered not earlier than the 180th day prior to such annual meeting and not later than the close of business on the later of the 150th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

(d)                                 No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in Section 1.12 hereof, except that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 1.11 or Section 1.12 shall be deemed to preclude discussion by any shareholder of any such business.

Section 1.12                             PROPER WRITTEN FORM OF SHAREHOLDER’S NOTICE. (a) To be in proper written form pursuant to Sections 1.8 or 1.11 hereof, a shareholder’s notice to the Secretary of the Corporation shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting: (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, the name, age, and business address of each such person, the principal occupation or employment of such person, the number of shares of stock of the Corporation which are beneficially owned by such person, and all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required pursuant to Regulation 14A under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the annual meeting, and in the event that such business includes a proposal to amend the Articles of Incorporation or the Bylaws of the Corporation, the language of the proposed amendment; (iii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business or nomination and the name and address of the beneficial owner, if any, on whose behalf the nomination or proposal is being made; (iv) the class or series and number of shares of the Corporation which are beneficially owned or owned of record by the shareholder proposing such business or nomination and name of the beneficial owner if different from the shareholder; (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and/or such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder and/or such beneficial owner, with respect to shares of stock of the Corporation; (vi) any material interest of the shareholder and/or such beneficial owners in any such business; (vii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at such meeting to propose such business; and (viii) if the shareholder intends to solicit proxies in support of such shareholder’s proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his or her intention to make a nomination or present a proposal at an annual meeting and such shareholder’s nominee or proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such shareholder does not appear or send a qualified representative to present such nominee or proposal at such annual meeting, the Corporation need not present such nominee or proposal for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.12, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of such writing or electronic transmission, at the meeting of shareholders. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(b)                                 The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that the business or nomination was not properly brought before the annual meeting in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination or business shall be disregarded.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1                                    POWER; QUALIFICATIONS.  The business, affairs and property of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the articles of incorporation. Directors need not be shareholders nor residents of the Marshall Islands.

Section 2.2                                    ELECTION; NUMBER OF DIRECTORS.  Except as the articles of incorporation may otherwise provide, the number of directors constituting the entire Board of Directors shall be not less than one nor more than twelve as fixed from time to time by the vote of not less than 66 2/3% of the entire Board of Directors, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board of Directors shall be seven until otherwise fixed by the vote of not less than 66 2/3% of the entire Board of Directors.  Notwithstanding the foregoing sentence, in connection with an underwritten public offering by the Corporation registered under the Securities Act of 1933, as amended, the number of directors constituting the entire Board of Directors may be increased to up to nine by the vote of not less than a majority of the directors constituting the entire Board of Directors. This Section 2.2 may not be amended or repealed except by vote of 66 2/3% of the entire Board of Directors. The phrase “66 2/3% of the entire Board of Directors” as used in these Bylaws shall be deemed to refer to 66 2/3% of the number of directors constituting the Board of Directors as set in accordance with this Section 2.2, without regard to any vacancies then existing or, if the number of directors constituting the Board of Directors is less than 66 2/3% of the number of directors set in accordance this Section 2.2 due to vacancies, the unanimous vote of directors then in office.

Section 2.3                                    REGULAR MEETINGS.  Regular meetings of the Board of Directors may be held at such places within or without the Marshall Islands and at such times as the Board may from time to time determine, and may be held without notice if the time and place of regular meetings of the Board of Directors are fixed by the bylaws or the Board of Directors.

Section 2.4                                    SPECIAL MEETINGS.  Special meetings of the Board of Directors may be held at any time or place within or without the Marshall Islands whenever called by the Chairman of the Board, if any, by the President or by any two directors. Notice of any special meeting of the Board of Directors shall be given to each Director in person, by telephone, by facsimile or electronic mail, or by next-day delivery courier service, at least 24 hours before the special meeting, directed to each director at that director’s address, telephone number, facsimile number of electronic mail address, as the case may be, as shown on the Corporation’s records.

Section 2.5                                    PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE PERMITTED.  Unless otherwise restricted by the articles of incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

Section 2.6                                    QUORUM; VOTE REQUIRED FOR ACTION.  At all meetings of the Board of Directors a majority of the directors at the time in office shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board except as otherwise provided in the articles of incorporation and in these Bylaws. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.

Section 2.7                                    ORGANIZATION.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Chief Executive Officer, or in the absence of the Chief Executive Officer, by the President, or in the absence of the President, by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any

Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8                                    ACTION BY DIRECTORS WITHOUT A MEETING.  Unless otherwise restricted by the articles of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 2.9                                    COMPENSATION OF DIRECTORS.  The Board of Directors shall have the authority to fix the compensation of directors.

ARTICLE III

COMMITTEES

Section 3.1                                    COMMITTEES.  The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board and not prohibited by applicable law, shall have and may exercise, to the fullest extent permitted by law, all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation, if any, to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to the submission to shareholders of any action that requires shareholders’ authorization under the Marshall Island Business Corporations Act (the “BCA”), the filling of vacancies in the Board of Directors or in a committee thereof, the fixing of compensation of the directors for serving on the Board of Directors or any committee thereof, the amendment or repeal of any Bylaws or the adoption of new Bylaws, the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable, increasing the number of directors on the Board of Directors or removing directors.

Section 3.2                                    COMMITTEE RULES.  Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these Bylaws.

ARTICLE IV

OFFICERS

Section 4.1                                    OFFICERS; ELECTION.  The Corporation shall have a Chairman of the Board, a President, a Chief Executive Officer, a Chief Financial Officer, a Secretary, a Treasurer and one or more Vice Presidents. The Board of Directors shall elect a chairman from among its members. Each other officer shall be elected by the majority vote of the entire Board of Directors. The Board of Directors may also elect such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person. Officers may be of any nationality, need not be residents of the Marshall Islands and may be, but are not required to be, Directors.

Section 4.2                                    TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES.  Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board after the annual meeting of shareholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

Section 4.3                                    CHAIRMAN OF THE BOARD.  The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the shareholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board.

Section 4.4                                    CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation. All personnel shall report to the Chief Executive Officer, and he or she shall set all policies of the Corporation, subject to overall management by the Board of Directors.

Section 4.5                                    PRESIDENT.  In the absence of the Chairman of the Board, the President of the Corporation shall preside at all meetings of the Board of Directors and of the shareholders at which he or she shall be present. The President shall perform all duties incident to the office of president of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board of Directors or as may be provided by law.

Section 4.6                                    VICE PRESIDENTS.  The Vice President or Vice Presidents shall have such other powers and shall perform such other duties as may, from time to time, be assigned to him or her or them by the Board or the President or as may be provided by law.

Section 4.7                                    SECRETARY.  The Secretary shall have the duty to record the proceedings of the meetings of the shareholders, the Board of Directors and any committees in a book to be kept for that purpose, shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, shall be custodian of the records and corporate seal of the Corporation, if any, may affix the corporate seal to any document the execution of which, on behalf of the Corporation, is duly authorized, and when so affixed may attest the same, and, in general, shall perform all duties incident to the office of secretary of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or the President or as may be provided by law.  If the Secretary is a corporation or other business entity, the duties of the Secretary may be carried out by any duly authorized representative of such corporation.

Section 4.8                                    TREASURER.  The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trusts companies or other depositories as shall, from time to time be selected by or under authority of the Board of Directors.

If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties, with such surety or sureties as the Board may determine. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation, shall render to the President and to the Board, whenever requested, an account of the financial condition of the Corporation, and, in general, shall perform all the duties incident to the office of treasurer of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or the President or as may be provided by law.

Section 4.9                                    OTHER OFFICERS.  The other officers, if any, of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in a resolution of the Board of Directors which is not inconsistent with the articles of incorporation or these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE V

STOCK

Section 5.1                                    CERTIFICATES.  The shares of the Corporation may be issued in book-entry form or evidenced by certificates. However, every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by (a) one of the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and (b) one of the Chief Financial Officer, the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such certificate is manually countersigned by a transfer agent who is not the Corporation or its employees, any other signature on the certificate may be a facsimile. In case any officer or director who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer or director before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer or director at the date of issue.

Section 5.2                                    TRANSFER.  Except as the articles of incorporation may otherwise provide, the Board of Directors shall, to the fullest extent permitted by law, have the power and authority to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of the certificates representing shares of the Corporation’s stock, and may appoint transfer agents and registrars thereof.

Section 5.3                                    LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

ARTICLE VI

MISCELLANEOUS

Section 6.1                                    FISCAL YEAR.  The fiscal year of the Corporation shall be the calendar year or such other period as may be determined by the Board of Directors.

Section 6.2                                    OFFICES.  The principal place of business of the Corporation shall be at such place or places as the Directors shall from time to time determine. The Corporation may also have an office or offices at such other places within or without the Marshall Islands as the Board of Directors may from time to time appoint or the business of the Corporation may require.

Section 6.3                                    SEAL.  The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.4                                    WAIVER OF NOTICE OF MEETINGS OF SHAREHOLDERS, DIRECTORS AND COMMITTEES. Whenever notice is required to be given by law or under any provision of the articles of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting without protesting the lack of notice shall constitute a waiver of notice of such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the articles of incorporation or these Bylaws.

Section 6.5                                    INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES.  (a)  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, Fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)                                 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of (or in a similar capacity in respect of) another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c)                                  Notwithstanding the other provisions of this Section 6.5, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Section 6.5, or in the defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith.

(d)                                 Any indemnification under Sections (a) and (b) of this Section 6.5 (unless ordered by a court) shall be paid by the Corporation unless a determination is made (1) by the Board of Directors by a majority vote or a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders, that indemnification of the director or officer is not proper in the circumstances because he had not met the applicable standards of conduct set forth in Sections (a) and (b) of this Section 6.5.

(e)                                  For purposes of this Section 6.5, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger. Any director or officer of the Corporation serving (i) another corporation, partnership, joint venture, trust, or other enterprise, of which a majority of the equity interests entitled to vote in the election of its directors or the equivalent is controlled by the Corporation, or (ii) any employee benefit plan of the Corporation or any entity referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the Corporation. The benefits of this Section 6.5 shall extend to the heirs and legal representatives of any person entitled to indemnification under this section.

(f)                                   The Corporation may indemnify any person, including any employee or agent of the Corporation, to whom the Corporation is permitted by applicable law to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the BCA or other rights created by (i) a resolution of the shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification, it being expressly intended that these Bylaws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition authorized by this Section 6.5 shall (i) not be exclusive of any other right which any person may have or hereafter acquire under any statute, common law, provision of the articles of incorporation, Bylaws, agreement, vote of shareholder or disinterested directors or otherwise; and (ii) continue as to a person who has ceased to be a director, officer, employee or agent.

(g)                                  The right to indemnification conferred by Section (a), (b) or (c) of this Section 6.5 shall, and any indemnification extended under Section (f) of this Section 6.5 may, be retroactive to events occurring prior to the adoption of this Section 6.5 and shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto, to the fullest extent permitted by applicable law.

(h)                                 Any person entitled to be indemnified as a matter of right pursuant to this provision may elect, to the fullest extent permitted by law, to have the right to indemnification interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, or on the basis of the applicable law in effect at the time indemnification is sought. The right to be indemnified pursuant to this Section 6.5 shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any action, suit or proceeding (including investigations by any governmental or quasi-governmental agency and all costs, charges and expenses incurred in preparing for any threatened action, suit or proceeding) in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of such action, suit or proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should ultimately be determined that such director or officer is not entitled to be indemnified under this provision. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient’s financial ability to make repayment. The repayment of such charges and expenses incurred by other employees and agents of the Corporation which are paid by the Corporation in advance of the final disposition of such action, suit or proceeding as permitted by this Section 6.5 may be required upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, in the manner set forth above, and subject to the approval of the person entitled to be indemnified authorize the Corporation’s counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

(i)                                     Any indemnification under Sections (a), (b) or (c) of this Section 6.5 or advance of costs, charges and expenses under Section (h) of this Section 6.5 shall be made promptly, and in any event within 60 days, upon the written request of the director or officer, directed to the Secretary of the Corporation. The right to indemnification or advances as granted by Section (h) of this Section 6.5 shall be enforceable by the director or officer in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section (h) of this Section 6.5 where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section (a) and (b) of this Section 6.5, but the burden of proving that such standard of conduct has not been met shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section (a) or (b) of this Section 6.5, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(j)                                    The Corporation shall have the power to purchase and maintain insurance on behalf of any person whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of this Section 6.5.

(k)                                 For purposes of this Section 6.5:

(i)                                     “Fines” shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan;

(ii)                                  A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in Sections (a) and (b) of this Section 6.5;

(iii)                               Service as a partner, trustee or member of management or similar committee of a partnership or joint venture, or as a director, officer, employee or agent of a corporation which is a partner, trustee or joint venturer, shall be considered service as a director, officer, employee or agent of the partnership, joint venture, trust or other enterprise.

(l)                                     SAVINGS CLAUSE. If this Section 6.5 or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and above expenses with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Section 6.5 that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 6.6                                    INTERESTED DIRECTORS; QUORUM.  Except as the articles of incorporation may otherwise provide, no contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest in the contract or transaction and as to any common directorship, officership or financial interest are disclosed in good faith or known to the Board or the committee, and the Board or committee authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, or, if the votes of the disinterested directors are insufficient to constitute an act of the Board of Directors as defined in Section 55 of the BCA, by unanimous vote of the disinterested directors; or (2) the material facts as to his or her relationship or interest in the contract or transaction and as to any such common directorship, officership or financial interest as disclosed in good faith or known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved by vote of the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 6.7                                    FORM OF RECORDS.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, magnetic tape, computer disks, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6.8                                    AMENDMENT OF BYLAWS.  Except where otherwise specified in a specific Bylaw, these Bylaws may be amended or repealed, and new Bylaws adopted, by the vote of not less than a majority of the entire Board of Directors.

Section 6.9                                    FORUM FOR ADJUDICATION OF DISPUTES.  To the fullest extent permitted by law, unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the BCA, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of New York of the United States of America, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VI.